                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536



                                     [LOGO]


                    ----------------------------------------


     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue - Term Sheet Additional Disclosure

Mortgage Pass-Through Certificates, Series 2007-A
$716,215,000 (approximate)

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

U.S. Bank National Association
Trustee and Custodian






January 25, 2007




Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------




                                   DISCLAIMER
                                   ----------


This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

                  TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT
                  (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                  ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS
                  COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.




                                       2




Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


        >>       BAFC 2007-A Replines                                 pg.  4

        >>       Assumptions Relating to Decrement Tables             pg.  8

        >>       Decrement Tables                                     pg.  9





                                       3


Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


                         BAFC 2007-A Replines (Group 1)



                                                                   Cut-Off
                     Cut-Off       Current        Current Net     Remaining
                     Unpaid        Mortgage         Mortgage       Term to       Original
                    Principal      Interest         Interest        Stated     Amortization   Loan       Initial          Periodic
Group  Subgroup      Balance        Rate              Rate         Maturity       Term         Age       Rate Cap         Rate Cap
------------------------------------------------------------------------------------------------------------------------------------
     1 A            835,950.00   6.5516403493     6.2986403493        356          240           4     2.2839284646     2.0000000000
     1 A          2,555,714.98   7.4010978569     7.1480978569        357          240           3     2.6500137977     2.0000000000
     1 A            118,400.00   6.8750000000     6.4970000000        360          360           0     2.0000000000     2.0000000000
     1 A          1,131,050.00   6.8815812740     6.6285812740        357          240           3     3.1911056098     1.0000000000
     1 A            378,300.00   7.5000000000     7.2470000000        358          240           2     3.0000000000     1.0000000000
     1 A            751,515.90   6.9957341288     6.7427341288        357          360           3     3.0000000000     1.0000000000
     1 A            575,061.18   6.3750000000     5.9970000000        351          360           9     2.0000000000     2.0000000000
     1 A            385,436.00   7.3750000000     6.9970000000        288          180          12     5.3750000000     0.0000000000
     1 A            241,700.00   7.1250000000     6.7470000000        298          180           2     4.8750000000     0.0000000000
     1 B            505,629.78   5.3091488994     5.0561488994        342          240          18     5.0000000000     2.0000000000
     1 B            124,560.00   5.5000000000     5.2470000000        345          240          15     5.0000000000     2.0000000000
     1 B            341,000.00   5.5000000000     5.2470000000        346          240          14     5.0000000000     2.0000000000
     1 B            150,000.00   5.3750000000     5.1220000000        347          240          13     5.0000000000     2.0000000000
     1 B            137,789.00   6.0000000000     5.7470000000        359          240           1     5.0000000000     2.0000000000
     1 B            364,000.00   5.3763736264     5.1233736264        331          300          29     5.0000000000     2.0000000000
     1 B            252,082.35   5.6207146990     5.3677146990        338          300          22     5.0000000000     2.0000000000
     1 B            601,000.00   5.5000000000     5.2470000000        341          300          19     5.0000000000     2.0000000000
     1 B            383,569.20   5.5000000000     5.2470000000        342          300          18     5.0000000000     2.0000000000
     1 B          1,562,490.00   6.5242233550     6.2712233550        359          300           1     5.0000000000     2.0000000000
     1 B            327,616.20   5.2500000000     4.9970000000        310          360          50     5.0000000000     2.0000000000
     1 B            371,968.70   5.5000000000     5.2470000000        313          360          47     5.0000000000     2.0000000000
     1 B            257,416.37   5.3750000000     5.1220000000        314          360          46     5.0000000000     2.0000000000
     1 B            144,253.05   5.0000000000     4.7470000000        330          360          30     5.0000000000     2.0000000000
     1 B            274,437.49   4.8750000000     4.6220000000        332          360          28     5.0000000000     2.0000000000
     1 B            665,725.29   5.4824762328     5.2294762328        338          360          22     5.0000000000     2.0000000000
     1 B            337,061.99   5.7500000000     5.4970000000        339          360          21     5.0000000000     2.0000000000
     1 B            153,593.09   5.5000000000     5.2470000000        341          360          19     5.0000000000     2.0000000000
     1 B            206,655.33   5.3750000000     5.1220000000        344          360          16     5.0000000000     2.0000000000
     1 B            327,413.00   6.6631452096     6.4101452096        359          360           1     5.0000000000     2.0000000000
     1 B             99,954.17   5.5000000000     5.2470000000        343          240          17     5.0000000000     2.0000000000
     1 B            355,500.00   8.2355133615     7.9825133615        356          240           4     5.0000000000     2.0000000000
     1 B          1,045,750.60   7.3254184160     7.0724184160        357          240           3     5.0000000000     2.0000000000
     1 B            735,000.00   6.2500000000     5.9970000000        359          240           1     5.0000000000     2.0000000000
     1 B            885,000.00   6.2542372881     6.0012372881        360          240           0     5.0000000000     2.0000000000
     1 B            261,800.00   5.8750000000     5.4970000000        342          300          18     5.0000000000     2.0000000000
     1 B          2,172,462.40   6.5586780006     6.3056780006        358          300           2     5.0000000000     2.0000000000
     1 B          4,530,333.77   6.2310297876     5.9780297876        359          300           1     5.0000000000     2.0000000000
     1 B          2,016,800.00   6.3087936335     6.0557936335        360          300           0     5.0000000000     2.0000000000
     1 B            256,145.72   5.1250000000     4.8720000000        311          360          49     5.0000000000     2.0000000000
     1 B            279,654.20   5.1250000000     4.8720000000        320          360          40     5.0000000000     2.0000000000
     1 B            225,386.10   5.2500000000     4.9970000000        330          360          30     5.0000000000     2.0000000000
     1 B             62,581.91   5.1250000000     4.8720000000        331          360          29     5.0000000000     2.0000000000
     1 B            261,478.68   6.7500000000     6.4970000000        356          360           4     5.0000000000     2.0000000000
     1 B            524,412.12   6.8770632532     6.6240632532        357          360           3     5.0000000000     2.0000000000
     1 B            751,215.90   6.8110478176     6.5580478176        358          360           2     5.0000000000     2.0000000000
     1 B            992,613.51   6.0203952606     5.7673952606        359          360           1     5.0000000000     2.0000000000
     1 B            231,920.00   7.8750000000     7.6220000000        355          240           5     5.0000000000     1.0000000000
     1 B            294,455.15   7.9329727507     7.0072110906        356          240           4     5.0000000000     1.0000000000
     1 B          3,261,701.90   7.1824549057     6.7795443329        357          240           3     5.0000000000     1.0000000000
     1 B          3,157,600.00   7.0407112997     6.7877112997        358          240           2     5.0000000000     1.0000000000
     1 B            296,304.29   6.3750000000     5.9180000000        356          360           4     5.0000000000     1.0000000000
     1 B            895,933.30   6.6498214822     6.3968214822        357          360           3     5.0000000000     1.0000000000
     1 B            644,499.14   6.7528316950     6.4998316950        358          360           2     5.0000000000     1.0000000000
     1 B            211,141.53   6.8750000000     6.6220000000        470          480          10     5.0000000000     2.0000000000
     1 B            243,000.70   6.7500000000     6.4970000000        478          480           2     5.0000000000     2.0000000000
     1 B            421,416.81   6.5362980062     6.2832980062        479          480           1     5.0000000000     2.0000000000
     1 B          1,606,200.00   6.5700877848     6.3170877848        480          480           0     5.0000000000     2.0000000000






                                                                     Original    Cut-Off     Payment
                     Gross             Rate              Rate        Interest     Months      Reset                     Prepayment
Group  Subgroup      Margin           Ceiling            Floor       Only Term    to Roll    Frequency       Index     Penalty Term
-----------------------------------------------------------------------------------------------------------------------------------
     1 A         2.8209821162     12.5516403493      2.8209821162      120         32           12        1 YR LIBOR        0
     1 A         2.9125034494     13.4010978569      2.9125034494      120         33           12        1 YR LIBOR        0
     1 A         2.2500000000     12.8750000000      2.2500000000       0          36           12        1 YR LIBOR        0
     1 A         2.8679435038     12.6418040759      2.8679435038      120         33           6         6 MO LIBOR        0
     1 A         3.0000000000     13.5000000000      3.0000000000      120         34           6         6 MO LIBOR        0
     1 A         3.0000000000     12.9957341288      3.0000000000       0          33           6         6 MO LIBOR        0
     1 A         2.2500000000     12.3750000000      2.2500000000       0          3            12        1 YR LIBOR        0
     1 A         2.0000000000     12.0000000000      2.0000000000      120         0            6         6 MO LIBOR        0
     1 A         1.6250000000     12.0000000000      1.6250000000      120         4            6         6 MO LIBOR        0
     1 B         2.7500000000     10.3091488994      2.7500000000      120         42           12         1 YR CMT         0
     1 B         2.7500000000     10.5000000000      2.7500000000      120         45           12         1 YR CMT         0
     1 B         2.7500000000     10.5000000000      2.7500000000      120         46           12         1 YR CMT         0
     1 B         2.7500000000     10.3750000000      2.7500000000      120         47           12         1 YR CMT         0
     1 B         2.7500000000     11.0000000000      2.7500000000      120         59           12         1 YR CMT         0
     1 B         2.7500000000     10.3763736264      2.7500000000       60         31           12         1 YR CMT         0
     1 B         2.7500000000     10.6207146990      2.7500000000       60         38           12         1 YR CMT         0
     1 B         2.7500000000     10.5000000000      2.7500000000       60         41           12         1 YR CMT         0
     1 B         2.7500000000     10.5000000000      2.7500000000       60         42           12         1 YR CMT         0
     1 B         2.7500000000     11.5242233550      2.7500000000       60         59           12         1 YR CMT         0
     1 B         2.7500000000     10.2500000000      2.7500000000       0          10           12         1 YR CMT         0
     1 B         2.7500000000     10.5000000000      2.7500000000       0          13           12         1 YR CMT         0
     1 B         2.7500000000     10.3750000000      2.7500000000       0          14           12         1 YR CMT         0
     1 B         2.7500000000     10.0000000000      2.7500000000       0          30           12         1 YR CMT         0
     1 B         2.7500000000      9.8750000000      4.8750000000       0          32           12         1 YR CMT         0
     1 B         2.7500000000     10.4824762328      2.7500000000       0          38           12         1 YR CMT         0
     1 B         2.7500000000     10.7500000000      2.7500000000       0          39           12         1 YR CMT         0
     1 B         2.7500000000     10.5000000000      2.7500000000       0          41           12         1 YR CMT         0
     1 B         2.7500000000     10.3750000000      2.7500000000       0          44           12         1 YR CMT         0
     1 B         2.7500000000     11.6631452096      2.7500000000       0          59           12         1 YR CMT         0
     1 B         2.2500000000     10.5000000000      2.2500000000      120         43           12        1 YR LIBOR        0
     1 B         2.7500000000     13.2355133615      2.7500000000      120         56           12        1 YR LIBOR        0
     1 B         2.7500000000     12.3254184160      2.7500000000      120         57           12        1 YR LIBOR        0
     1 B         2.2500000000     11.2500000000      2.2500000000      120         59           12        1 YR LIBOR        0
     1 B         2.2500000000     11.2542372881      2.2500000000      120         60           12        1 YR LIBOR        0
     1 B         2.2500000000     10.8750000000      2.2500000000       60         42           12        1 YR LIBOR        0
     1 B         2.2500000000     11.5586780006      2.2500000000       60         58           12        1 YR LIBOR        0
     1 B         2.2500000000     11.2310297876      2.2500000000       60         59           12        1 YR LIBOR        0
     1 B         2.2500000000     11.3087936335      2.2500000000       60         60           12        1 YR LIBOR        0
     1 B         2.2500000000     10.1250000000      2.2500000000       0          11           12        1 YR LIBOR        0
     1 B         2.2500000000     10.1250000000      2.2500000000       0          20           12        1 YR LIBOR        0
     1 B         2.2500000000     10.2500000000      2.2500000000       0          30           12        1 YR LIBOR        0
     1 B         2.2500000000     10.1250000000      2.2500000000       0          31           12        1 YR LIBOR        0
     1 B         2.7500000000     11.7500000000      2.7500000000       0          56           12        1 YR LIBOR        0
     1 B         2.5847088355     12.3332668673      2.5847088355       0          57           12        1 YR LIBOR        0
     1 B         2.2500000000     11.8110478176      2.2500000000       0          58           12        1 YR LIBOR        0
     1 B         2.2500000000     11.0203952606      2.2500000000       0          59           12        1 YR LIBOR        0
     1 B         2.7500000000     12.8750000000      2.7500000000      120         55           6         6 MO LIBOR        0
     1 B         2.7500000000     12.9329727507      2.7500000000      120         56           6         6 MO LIBOR        0
     1 B         2.7500000000     12.1824549057      2.7500000000      120         57           6         6 MO LIBOR        0
     1 B         2.7500000000     12.0407112997      2.7500000000      120         58           6         6 MO LIBOR        0
     1 B         2.7500000000     11.3750000000      2.7500000000       0          56           6         6 MO LIBOR        0
     1 B         2.7500000000     11.6498214822      2.7500000000       0          57           6         6 MO LIBOR        0
     1 B         2.7500000000     11.7528316950      2.7500000000       0          58           6         6 MO LIBOR        0
     1 B         2.2500000000     11.8750000000      2.2500000000       0          50           12        1 YR LIBOR        0
     1 B         2.2500000000     11.7500000000      2.2500000000       0          58           12        1 YR LIBOR        0
     1 B         2.2500000000     11.5362980062      2.2500000000       0          59           12        1 YR LIBOR        0
     1 B         2.2500000000     11.5700877848      2.2500000000       0          60           12        1 YR LIBOR        0


                                       4


Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


                    BAFC 2007-A Replines (Group 1 Continued)



                                                                   Cut-Off
                     Cut-Off       Current        Current Net     Remaining
                     Unpaid        Mortgage         Mortgage       Term to       Original
                    Principal      Interest         Interest        Stated     Amortization   Loan       Initial          Periodic
Group  Subgroup      Balance        Rate              Rate         Maturity       Term         Age       Rate Cap         Rate Cap
------------------------------------------------------------------------------------------------------------------------------------
     1 C            180,308.85   6.2500000000     5.9970000000        359          240           1     5.0000000000     2.0000000000
     1 C            129,386.88   6.7500000000     6.4970000000        356          276           4     5.0000000000     2.0000000000
     1 C            375,725.00   6.7078398430     6.4548398430        357          276           3     5.0000000000     2.0000000000
     1 C            640,300.00   6.8382789318     6.5852789318        358          276           2     5.0000000000     2.0000000000
     1 C            570,178.00   6.8967015564     6.6437015564        359          276           1     5.0000000000     2.0000000000
     1 C          1,034,308.71   6.3672358069     6.1142358069        357          360           3     5.0000000000     2.0000000000
     1 C            607,084.81   5.9608421701     5.7078421701        358          360           2     5.0000000000     2.0000000000
     1 C            388,776.05   6.4694915717     6.2164915717        359          360           1     5.0000000000     2.0000000000
     1 C            400,000.00   6.5000000000     6.2470000000        356          240           4     5.0000000000     2.0000000000
     1 C            664,033.87   7.1754619855     6.9224619855        357          240           3     5.0000000000     1.6009239709
     1 C            175,953.33   6.5000000000     6.2470000000        358          276           2     5.0000000000     2.0000000000
     1 C          1,308,380.00   6.1580437258     5.9050437258        359          276           1     5.0000000000     2.0000000000
     1 C            582,000.00   6.5167525773     6.2637525773        360          276           0     5.0000000000     2.0000000000
     1 C            621,578.27   6.6800906003     6.4270906003        358          360           2     5.0000000000     2.0000000000
     1 C            213,774.14   6.9942606072     6.7412606072        359          360           1     5.0000000000     2.0000000000
     1 C            668,693.73   6.4764675526     6.2234675526        349          240          11     5.0000000000     1.0000000000
     1 C            172,200.00   7.0000000000     6.7470000000        356          240           4     5.0000000000     1.0000000000
     1 C          4,698,137.17   7.1713702486     6.8874891580        357          240           3     5.0000000000     1.0000000000
     1 C          2,938,749.60   6.7366589178     6.4836589178        358          240           2     5.0000000000     1.0000000000
     1 C          1,882,202.17   6.7519387961     6.4989387961        357          360           3     5.0000000000     1.0000000000
     1 C            737,272.44   6.6005869011     6.3475869011        358          360           2     5.0000000000     1.0000000000
     1 C            532,435.36   6.6250000000     6.3720000000        471          480           9     5.0000000000     2.0000000000
     1 C            191,427.41   6.2500000000     5.9970000000        477          480           3     5.0000000000     2.0000000000
     1 C            293,452.57   6.0000000000     5.7470000000        479          480           1     5.0000000000     2.0000000000
     1 D            230,117.10   5.7500000000     5.4970000000        342          240          18     5.0000000000     2.0000000000
     1 D            621,500.00   7.2553298471     7.0023298471        355          240           5     5.0000000000     2.0000000000
     1 D          1,429,606.10   6.6288587063     6.3758587063        357          240           3     5.0000000000     2.0000000000
     1 D          1,860,169.60   6.7707280024     6.5177280024        358          240           2     5.0000000000     2.0000000000
     1 D            218,267.48   6.3750000000     6.1220000000        359          240           1     5.0000000000     2.0000000000
     1 D            191,161.15   6.6250000000     6.3720000000        358          360           2     5.0000000000     2.0000000000
     1 D            278,502.27   6.7500000000     6.4970000000        359          360           1     5.0000000000     2.0000000000
     1 D            116,025.00   7.1250000000     6.8720000000        358          251           2     5.0000000000     2.0000000000
     1 D            194,346.09   6.3750000000     6.1220000000        348          240          12     5.0000000000     2.0000000000
     1 D            377,259.51   6.5000000000     6.2470000000        349          240          11     5.0000000000     2.0000000000
     1 D            220,866.15   6.5000000000     6.2470000000        350          240          10     5.0000000000     2.0000000000
     1 D          1,029,000.00   6.6043488824     6.3513488824        359          240           1     5.0000000000     2.0000000000
     1 D            140,400.00   5.8750000000     5.6220000000        360          240           0     5.0000000000     2.0000000000
     1 D            158,849.84   6.0000000000     5.7470000000        342          240          18     5.0000000000     2.0000000000
     1 D            161,600.00   6.0000000000     5.7470000000        343          240          17     5.0000000000     2.0000000000
     1 D            107,993.94   6.1250000000     5.8720000000        344          240          16     5.0000000000     2.0000000000
     1 D            127,069.74   5.8750000000     5.6220000000        346          240          14     5.0000000000     2.0000000000
     1 D          1,287,993.58   7.0007757783     6.7477757783        347          240          13     5.0000000000     2.0000000000
     1 D            881,619.00   6.9938357726     6.7408357726        348          240          12     5.0000000000     2.0000000000
     1 D          9,691,207.53   6.4227089679     6.1697089679        349          240          11     5.0000000000     2.0000000000
     1 D          3,099,118.23   6.4477490586     6.1947490586        350          240          10     5.0000000000     2.0000000000
     1 D            119,200.00   7.6250000000     7.3720000000        344          240          16     5.0000000000     2.0000000000
     1 D            396,000.00   6.2500000000     5.9970000000        346          240          14     5.0000000000     2.0000000000
     1 D          1,047,815.58   6.3751412963     6.1221412963        348          240          12     5.0000000000     2.0000000000
     1 D          5,483,718.70   6.7277767391     6.4747767391        349          240          11     5.0000000000     2.0000000000
     1 D            371,000.00   5.6250000000     5.3720000000        344          240          16     5.0000000000     2.0000000000
     1 D            516,393.49   6.4062730245     6.1532730245        346          240          14     5.0000000000     2.0000000000
     1 D          1,522,733.27   6.7455673590     6.4925673590        348          240          12     5.0000000000     2.0000000000
     1 D          3,795,807.30   6.4364317388     6.1834317388        349          240          11     5.0000000000     2.0000000000
     1 D            823,796.77   6.3050676504     6.0520676504        350          240          10     5.0000000000     2.0000000000
     1 D            603,962.40   6.3750000000     6.1220000000        349          360          11     5.0000000000     2.0000000000
     1 D            449,062.37   6.1591298192     5.9061298192        348          360          12     5.0000000000     2.0000000000
     1 D            115,005.91   6.6250000000     6.3720000000        349          360          11     5.0000000000     2.0000000000
     1 D            104,617.17   6.6250000000     6.3720000000        350          360          10     5.0000000000     2.0000000000
     1 D            799,779.97   6.7416722533     6.4886722533        356          360           4     5.0000000000     2.0000000000
     1 D            124,587.05   6.6250000000     6.3720000000        476          480           4     5.0000000000     2.0000000000



                                                                     Original    Cut-Off     Payment
                     Gross             Rate              Rate        Interest     Months      Reset                     Prepayment
Group  Subgroup      Margin           Ceiling            Floor       Only Term    to Roll    Frequency       Index     Penalty Term
-----------------------------------------------------------------------------------------------------------------------------------
     1 C         2.7500000000     11.2500000000      2.7500000000      120         83           12         1 YR CMT         0
     1 C         2.2500000000     11.7500000000      2.2500000000       84         80           12         1 YR CMT         0
     1 C         2.4186406281     11.7078398430      2.4186406281       84         81           12         1 YR CMT         0
     1 C         2.7500000000     11.8382789318      2.7500000000       84         82           12         1 YR CMT         0
     1 C         2.7500000000     11.8967015564      2.7500000000       84         83           12         1 YR CMT         0
     1 C         2.7500000000     11.3672358069      2.7500000000       0          81           12         1 YR CMT         0
     1 C         2.7018988624     10.9608421701      2.7018988624       0          82           12         1 YR CMT         0
     1 C         2.7500000000     11.4694915717      2.7500000000       0          83           12         1 YR CMT         0
     1 C         2.7500000000     11.5000000000      2.7500000000      120         80           12        1 YR LIBOR        0
     1 C         2.7500000000     12.1754619855      2.7500000000      120         81           12        1 YR LIBOR        0
     1 C         2.2500000000     11.5000000000      2.2500000000       84         82           12        1 YR LIBOR        0
     1 C         2.2500000000     11.1580437258      2.2500000000       84         83           12        1 YR LIBOR        0
     1 C         2.2500000000     11.5167525773      2.2500000000       84         84           12        1 YR LIBOR        0
     1 C         2.2500000000     11.6800906003      2.2500000000       0          82           12        1 YR LIBOR        0
     1 C         2.2500000000     11.9942606072      2.2500000000       0          83           12        1 YR LIBOR        0
     1 C         2.7500000000     11.4764675526      2.7500000000      120         73           6         6 MO LIBOR        0
     1 C         2.7500000000     12.0000000000      2.7500000000      120         80           6         6 MO LIBOR        0
     1 C         2.7500000000     12.1713702486      2.7500000000      120         81           6         6 MO LIBOR        0
     1 C         2.7500000000     11.7366589178      2.7500000000      120         82           6         6 MO LIBOR        0
     1 C         2.7500000000     11.7519387961      2.7500000000       0          81           6         6 MO LIBOR        0
     1 C         2.7500000000     11.6005869011      2.7500000000       0          82           6         6 MO LIBOR        0
     1 C         2.2500000000     11.6250000000      2.2500000000       0          75           12        1 YR LIBOR        0
     1 C         2.2500000000     11.2500000000      2.2500000000       0          81           12        1 YR LIBOR        0
     1 C         2.2500000000     11.0000000000      2.2500000000       0          83           12        1 YR LIBOR        0
     1 D         2.7500000000     10.7500000000      2.7500000000      120        102           12         1 YR CMT         0
     1 D         2.5106596943     12.2553298471      2.5106596943      120        115           12         1 YR CMT         0
     1 D         2.7500000000     11.6288587063      2.7500000000      120        117           12         1 YR CMT         0
     1 D         2.5960974741     11.7707280024      2.5960974741      120        118           12         1 YR CMT         0
     1 D         2.7500000000     11.3750000000      2.7500000000      120        119           12         1 YR CMT         0
     1 D         2.7500000000     11.6250000000      2.7500000000       0         118           12         1 YR CMT         0
     1 D         2.7500000000     11.7500000000      2.7500000000       0         119           12         1 YR CMT         0
     1 D         2.2500000000     13.7500000000      2.2500000000      109        118           12        1 YR LIBOR        0
     1 D         2.2500000000     11.3750000000      2.2500000000      120        108           12        1 YR LIBOR        0
     1 D         2.2500000000     11.5000000000      2.2500000000      120        109           12        1 YR LIBOR        0
     1 D         2.2500000000     11.5000000000      2.2500000000      120        110           12        1 YR LIBOR        0
     1 D         2.2500000000     11.6043488824      2.2500000000      120        119           12        1 YR LIBOR        0
     1 D         2.2500000000     10.8750000000      2.2500000000      120        120           12        1 YR LIBOR        0
     1 D         2.2500000000     11.0000000000      2.2500000000      120        102           12        1 YR LIBOR       12
     1 D         2.2500000000     11.0000000000      2.2500000000      120        103           12        1 YR LIBOR       12
     1 D         2.2500000000     11.1250000000      2.2500000000      120        104           12        1 YR LIBOR       12
     1 D         2.2500000000     10.8750000000      2.2500000000      120        106           12        1 YR LIBOR       12
     1 D         2.2500000000     12.0007757783      2.2500000000      120        107           12        1 YR LIBOR       12
     1 D         2.2500000000     11.9938357726      2.2500000000      120        108           12        1 YR LIBOR       12
     1 D         2.2500000000     11.4227089679      2.2500000000      120        109           12        1 YR LIBOR       12
     1 D         2.2500000000     11.4477490586      2.2500000000      120        110           12        1 YR LIBOR       12
     1 D         2.2500000000     12.6250000000      2.2500000000      120        104           12        1 YR LIBOR       36
     1 D         2.2500000000     11.2500000000      2.2500000000      120        106           12        1 YR LIBOR       36
     1 D         2.2500000000     11.3751412963      2.2500000000      120        108           12        1 YR LIBOR       36
     1 D         2.2500000000     11.7277767391      2.2500000000      120        109           12        1 YR LIBOR       36
     1 D         2.2500000000     10.6250000000      2.2500000000      120        104           12        1 YR LIBOR       60
     1 D         2.2500000000     11.4062730245      2.2500000000      120        106           12        1 YR LIBOR       60
     1 D         2.2500000000     11.7455673590      2.2500000000      120        108           12        1 YR LIBOR       60
     1 D         2.2500000000     11.4364317388      2.2500000000      120        109           12        1 YR LIBOR       60
     1 D         2.2500000000     11.3050676504      2.2500000000      120        110           12        1 YR LIBOR       60
     1 D         2.2500000000     11.3750000000      2.2500000000       0         109           12        1 YR LIBOR       60
     1 D         2.2500000000     11.1591298192      2.2500000000       0         108           12        1 YR LIBOR        0
     1 D         2.2500000000     11.6250000000      2.2500000000       0         109           12        1 YR LIBOR        0
     1 D         2.2500000000     11.6250000000      2.2500000000       0         110           12        1 YR LIBOR        0
     1 D         2.2500000000     11.7416722533      2.2500000000       0         116           12        1 YR LIBOR        0
     1 D         2.2500000000     11.6250000000      2.2500000000       0         116           12        1 YR LIBOR        0




                                       5

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------

                         BAFC 2007-A Replines (Group 2)


                                                                   Cut-Off
                     Cut-Off       Current        Current Net     Remaining
                     Unpaid        Mortgage         Mortgage       Term to       Original
                    Principal      Interest         Interest        Stated     Amortization   Loan       Initial          Periodic
Group  Subgroup      Balance        Rate              Rate         Maturity       Term         Age       Rate Cap         Rate Cap
------------------------------------------------------------------------------------------------------------------------------------
     2 A          1,639,849.70   7.1756982896     6.9226982896        357          240           3     2.6800623252     2.0000000000
     2 A            388,000.00   6.8750000000     6.6220000000        358          240           2     5.0000000000     1.0000000000
     2 A            839,200.00   6.6250000000     6.2470000000        359          240           1     2.0000000000     2.0000000000
     2 A          3,427,840.00   6.1178934839     5.7398934839        360          240           0     2.0000000000     2.0000000000
     2 A            584,522.00   5.2500000000     4.8720000000        359          324           1     2.0000000000     2.0000000000
     2 A            274,062.24   6.5000000000     6.1220000000        358          360           2     2.0000000000     2.0000000000
     2 A            663,366.50   6.2217625532     5.8437625532        359          360           1     2.0000000000     2.0000000000
     2 A          2,113,000.00   6.4514316138     6.0734316138        360          360           0     2.0000000000     2.0000000000
     2 A            274,000.00   7.2500000000     6.9970000000        355          240           5     2.0000000000     1.0000000000
     2 A            910,000.00   6.6250000000     6.3720000000        356          240           4     3.0000000000     1.0000000000
     2 A          7,607,357.72   6.8015776705     6.5137208979        357          240           3     3.1222634026     1.0000000000
     2 A          6,354,939.88   6.5455525094     6.2925525094        358          240           2     2.9334376095     1.0000000000
     2 A            642,325.78   6.7687771363     6.5157771363        357          360           3     2.0000000000     1.0000000000
     2 A            471,484.30   6.3750000000     5.9970000000        350          360          10     2.0000000000     2.0000000000
     2 A            584,707.76   5.8750000000     5.4970000000        352          360           8     2.0000000000     2.0000000000
     2 A            680,000.00   7.3750000000     6.9970000000        288          180          12     5.5000000000     0.0000000000
     2 A            405,000.00   7.5000000000     7.1220000000        286          180          14     5.5000000000     0.0000000000
     2 A            234,729.79   7.6250000000     7.2470000000        350          354          10     1.0000000000     1.0000000000
     2 A            682,913.61   6.8750000000     6.4970000000        346          360          14     1.0000000000     1.0000000000
     2 A            725,181.76   6.6241485445     6.2461485445        353          360           7     1.0000000000     1.0000000000
     2 B            569,427.00   5.8750000000     5.6220000000        346          240          14     5.0000000000     2.0000000000
     2 B            496,000.00   6.1250000000     5.8720000000        357          240           3     5.0000000000     2.0000000000
     2 B            650,000.00   6.7500000000     6.4970000000        358          240           2     5.0000000000     2.0000000000
     2 B          3,667,450.00   6.4356518153     6.1826518153        359          240           1     5.0000000000     2.0000000000
     2 B            804,992.31   5.5698741846     5.3168741846        340          300          20     5.0000000000     2.0000000000
     2 B            264,450.00   6.3750000000     6.1220000000        354          300           6     5.0000000000     2.0000000000
     2 B            818,555.00   6.7250000000     6.3470000000        355          300           5     5.0000000000     2.0000000000
     2 B          1,496,650.00   6.2608116460     6.0078116460        358          300           2     5.0000000000     2.0000000000
     2 B          2,384,510.00   6.0924272702     5.8394272702        359          300           1     5.0000000000     2.0000000000
     2 B            381,803.77   5.7500000000     5.4970000000        344          360          16     5.0000000000     2.0000000000
     2 B            996,526.88   6.7500000000     6.4970000000        356          360           4     5.0000000000     2.0000000000
     2 B            605,960.09   6.8750000000     6.6220000000        357          360           3     5.0000000000     2.0000000000
     2 B            568,192.85   6.6250000000     6.3720000000        358          360           2     5.0000000000     2.0000000000
     2 B          3,122,026.92   5.9994070231     5.7464070231        359          360           1     5.0000000000     2.0000000000
     2 B            420,000.00   6.0000000000     5.7470000000        349          240          11     5.0000000000     2.0000000000
     2 B            500,000.00   6.5000000000     5.4269920000        351          240           9     5.0000000000     2.0000000000
     2 B            547,000.00   6.3750000000     6.1220000000        356          240           4     5.0000000000     2.0000000000
     2 B            658,600.00   6.5000000000     6.2470000000        358          240           2     5.0000000000     1.1762830246
     2 B          7,627,200.00   6.4096981854     6.1566981854        359          240           1     5.0000000000     2.0000000000
     2 B         23,726,410.00   6.1960313950     5.9430313950        360          240           0     5.0000000000     2.0000000000
     2 B          1,609,810.42   6.5527423658     6.2997423658        353          300           7     2.0000000000     2.0000000000
     2 B            600,000.00   6.4750000000     6.0970000000        354          300           6     5.0000000000     2.0000000000
     2 B         11,441,646.87   6.6209497947     6.2429497947        355          300           5     5.0000000000     2.0000000000
     2 B         11,533,083.05   6.4609450713     6.0847572493        357          300           3     5.0000000000     2.0000000000
     2 B         24,096,146.92   6.4331318907     6.1193521389        358          300           2     5.0000000000     2.0000000000
     2 B         60,987,168.94   6.3993543650     6.1463543650        359          300           1     5.0000000000     2.0000000000
     2 B         16,759,689.00   6.3393720567     6.0863720567        360          300           0     5.0000000000     2.0000000000
     2 B            997,000.00   6.5000000000     6.1220000000        357          300           3     5.0000000000     2.0000000000
     2 B          2,100,000.00   7.4250000000     7.1720000000        358          300           2     5.0000000000     2.0000000000
     2 B            887,543.73   6.4379234348     6.1220000000        357          360           3     5.0000000000     2.0000000000
     2 B          3,213,723.45   6.4752954921     6.1640059907        358          360           2     5.0000000000     2.0000000000
     2 B          3,166,666.74   5.4248081202     5.1718081202        359          360           1     5.0000000000     2.0000000000
     2 B            607,500.00   6.1250000000     5.8720000000        360          360           0     5.0000000000     2.0000000000
     2 B            440,000.00   6.3750000000     6.1220000000        353          240           7     5.0000000000     1.0000000000
     2 B            995,464.51   7.1250000000     6.8720000000        356          240           4     5.0000000000     1.0000000000
     2 B         18,154,240.68   6.5920684326     6.2825328265        357          240           3     5.0000000000     1.0000000000
     2 B         16,868,866.60   6.5612319710     6.3082319710        358          240           2     5.0000000000     1.0000000000
     2 B            349,974.08   7.6250000000     6.3710000000        356          360           4     5.0000000000     1.0000000000
     2 B            799,773.54   6.6797224093     6.4267224093        357          360           3     5.0000000000     1.0000000000
     2 B          1,394,661.13   6.9017995029     6.6487995029        358          360           2     5.0000000000     1.0000000000
     2 B            141,864.34   6.7500000000     6.4970000000        471          480           9     5.0000000000     2.0000000000
     2 B          2,699,491.54   6.8029309234     6.5499309234        479          480           1     5.0000000000     2.0000000000
     2 B          2,000,250.00   6.7322365954     6.4792365954        480          480           0     5.0000000000     2.0000000000



                                                                     Original    Cut-Off     Payment
                     Gross             Rate              Rate        Interest     Months      Reset                     Prepayment
Group  Subgroup      Margin           Ceiling            Floor       Only Term    to Roll    Frequency       Index     Penalty Term
-----------------------------------------------------------------------------------------------------------------------------------
     2 A         2.9200155813     13.1756982896      2.9200155813      120         33           12        1 YR LIBOR        0
     2 A         2.7500000000     11.8750000000      2.7500000000      120         34           12        1 YR LIBOR        0
     2 A         2.2500000000     12.6250000000      2.2500000000      120         35           12        1 YR LIBOR        0
     2 A         2.2500000000     12.1178934839      2.2500000000      120         36           12        1 YR LIBOR        0
     2 A         2.2500000000     11.2500000000      2.2500000000       36         35           12        1 YR LIBOR        0
     2 A         2.2500000000     12.5000000000      2.2500000000       0          34           12        1 YR LIBOR        0
     2 A         2.2500000000     12.2217625532      2.2500000000       0          35           12        1 YR LIBOR        0
     2 A         2.2500000000     12.4514316138      2.2500000000       0          36           12        1 YR LIBOR        0
     2 A         2.7500000000     13.2500000000      2.7500000000      120         31           6         6 MO LIBOR        0
     2 A         3.0000000000     12.6250000000      3.0000000000      120         32           6         6 MO LIBOR        0
     2 A         2.9637669622     12.7125124859      2.9637669622      120         33           6         6 MO LIBOR        0
     2 A         2.9833594024     12.5455525094      2.9833594024      120         34           6         6 MO LIBOR        0
     2 A         2.7500000000     12.7687771363      2.7500000000       0          33           6         6 MO LIBOR        0
     2 A         2.2500000000     12.3750000000      2.2500000000       0          2            12        1 YR LIBOR        0
     2 A         2.2500000000     11.8750000000      2.2500000000       0          4            12        1 YR LIBOR        0
     2 A         2.0000000000     12.0000000000      2.0000000000      120         0            6         6 MO LIBOR        0
     2 A         2.0000000000     12.0000000000      2.0000000000      120         4            6         6 MO LIBOR        0
     2 A         2.7500000000     12.6250000000      2.7500000000       6          2            6         6 MO LIBOR        0
     2 A         2.7500000000     10.8750000000      2.7500000000       0          4            6         6 MO LIBOR        0
     2 A         2.7189628639     11.6241485445      2.7189628639       0          5            6         6 MO LIBOR        0
     2 B         2.7500000000     10.8750000000      2.7500000000      120         46           12         1 YR CMT         0
     2 B         2.7500000000     11.1250000000      2.7500000000      120         57           12         1 YR CMT         0
     2 B         2.7500000000     11.7500000000      2.7500000000      120         58           12         1 YR CMT         0
     2 B         2.7500000000     11.4356518153      2.7500000000      120         59           12         1 YR CMT         0
     2 B         2.7500000000     10.5698741846      2.7500000000       60         40           12         1 YR CMT         0
     2 B         2.7500000000     11.3750000000      2.7500000000       60         54           12         1 YR CMT         0
     2 B         2.6000000000     11.7250000000      2.6000000000       60         55           12         1 YR CMT         0
     2 B         2.7500000000     11.2608116460      2.7500000000       60         58           12         1 YR CMT         0
     2 B         2.7500000000     11.0924272702      2.7500000000       60         59           12         1 YR CMT         0
     2 B         2.7500000000     10.7500000000      2.7500000000       0          44           12         1 YR CMT         0
     2 B         2.7500000000     11.7500000000      2.7500000000       0          56           12         1 YR CMT         0
     2 B         2.7500000000     11.8750000000      2.7500000000       0          57           12         1 YR CMT         0
     2 B         2.7500000000     11.6250000000      2.7500000000       0          58           12         1 YR CMT         0
     2 B         2.7500000000     10.9994070231      2.7500000000       0          59           12         1 YR CMT         0
     2 B         2.2500000000     11.0000000000      2.2500000000      120         49           12        1 YR LIBOR        0
     2 B         2.2500000000     11.5000000000      2.2500000000      120         51           12        1 YR LIBOR        0
     2 B         2.7500000000     11.3750000000      2.7500000000      120         56           12        1 YR LIBOR        0
     2 B         2.6618584877     11.5000000000      2.6618584877      120         58           12        1 YR LIBOR        0
     2 B         2.2500000000     11.4096981854      2.2500000000      120         59           12        1 YR LIBOR        0
     2 B         2.2500000000     11.1960313950      2.2500000000      120         60           12        1 YR LIBOR        0
     2 B         2.2500000000     12.5527423658      2.2500000000       60         53           12        1 YR LIBOR        0
     2 B         2.3500000000     11.4750000000      2.3500000000       60         54           12        1 YR LIBOR        0
     2 B         2.1416956611     11.6209497947      2.1460643230       60         55           12        1 YR LIBOR        0
     2 B         2.3297689909     11.4609450713      2.3297689909       60         57           12        1 YR LIBOR        0
     2 B         2.4548480763     11.4331318907      2.4548480763       60         58           12        1 YR LIBOR        0
     2 B         2.2460811429     11.3993543650      2.2460811429       60         59           12        1 YR LIBOR        0
     2 B         2.2500000000     11.3393720567      2.2500000000       60         60           12        1 YR LIBOR        0
     2 B         2.0000000000     11.5000000000      2.0000000000       60         57           12        1 YR LIBOR       36
     2 B         2.5500000000     12.4250000000      2.5500000000       60         58           12        1 YR LIBOR       36
     2 B         2.2500000000     11.4379234348      2.2500000000       0          57           12        1 YR LIBOR        0
     2 B         2.4238859705     11.4752954921      2.4238859705       0          58           12        1 YR LIBOR        0
     2 B         2.2500000000     10.4248081202      2.2500000000       0          59           12        1 YR LIBOR        0
     2 B         2.2500000000     11.1250000000      2.2500000000       0          60           12        1 YR LIBOR        0
     2 B         2.7500000000     11.3750000000      2.7500000000      120         53           6         6 MO LIBOR        0
     2 B         2.7500000000     12.1250000000      2.7500000000      120         56           6         6 MO LIBOR        0
     2 B         2.7500000000     11.5920684326      2.7500000000      120         57           6         6 MO LIBOR        0
     2 B         2.7500000000     11.5612319710      2.7500000000      120         58           6         6 MO LIBOR        0
     2 B         2.7500000000     12.6250000000      2.7500000000       0          56           6         6 MO LIBOR        0
     2 B         2.7500000000     11.6797224093      2.7500000000       0          57           6         6 MO LIBOR        0
     2 B         2.7500000000     11.9017995029      2.7500000000       0          58           6         6 MO LIBOR        0
     2 B         2.2500000000     11.7500000000      2.2500000000       0          51           12        1 YR LIBOR        0
     2 B         2.2500000000     11.8029309234      2.2500000000       0          59           12        1 YR LIBOR        0
     2 B         2.2500000000     11.7322365954      2.2500000000       0          60           12        1 YR LIBOR        0



                                       6


Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


                    BAFC 2007-A Replines (Group 2 Continued)



                                                                   Cut-Off
                     Cut-Off       Current        Current Net     Remaining
                     Unpaid        Mortgage         Mortgage       Term to       Original
                    Principal      Interest         Interest        Stated     Amortization   Loan       Initial          Periodic
Group  Subgroup      Balance        Rate              Rate         Maturity       Term         Age       Rate Cap         Rate Cap
------------------------------------------------------------------------------------------------------------------------------------
     2 C            778,000.00   6.3057519280     6.0527519280        357          240           3     5.0000000000     2.0000000000
     2 C          1,247,454.00   6.3138662828     6.0608662828        358          240           2     5.0000000000     2.0000000000
     2 C          1,460,000.00   6.6113013699     6.3583013699        359          240           1     5.0000000000     2.0000000000
     2 C            310,000.00   6.8750000000     6.6220000000        355          276           5     5.0000000000     2.0000000000
     2 C          3,934,723.25   6.9869837335     6.7339837335        356          276           4     5.0000000000     2.0000000000
     2 C          1,170,000.00   5.5000000000     5.2470000000        357          276           3     5.0000000000     2.0000000000
     2 C            390,860.00   6.5935693087     6.3405693087        358          276           2     5.0000000000     2.0000000000
     2 C          1,570,546.00   6.3920004572     6.1390004572        359          276           1     5.0000000000     2.0000000000
     2 C            145,060.04   4.3750000000     4.1220000000        318          360          42     5.0000000000     2.0000000000
     2 C            530,857.65   6.5000000000     6.2470000000        356          360           4     5.0000000000     2.0000000000
     2 C            584,155.73   5.7500000000     5.4970000000        357          360           3     5.0000000000     2.0000000000
     2 C            429,257.48   6.7500000000     6.4970000000        358          360           2     5.0000000000     2.0000000000
     2 C            738,690.61   6.6250000000     6.4470000000        358          360           2     5.0000000000     2.0000000000
     2 C          1,073,293.01   5.9001877863     5.6471877863        359          360           1     5.0000000000     2.0000000000
     2 C            422,644.63   6.8750000000     6.6720000000        359          360           1     5.0000000000     2.0000000000
     2 C            544,530.00   7.0864415184     6.6097308688        357          240           3     5.0000000000     1.6542339265
     2 C            506,424.05   6.8750000000     6.6970000000        357          240           3     5.0000000000     2.0000000000
     2 C          2,274,549.67   6.3243899269     6.1463899269        358          240           2     5.0000000000     2.0000000000
     2 C          4,750,480.00   6.4616590324     6.2586590324        358          240           2     5.0000000000     2.0000000000
     2 C          1,579,966.67   5.5354543333     5.2824543333        359          240           1     5.0000000000     2.0000000000
     2 C         26,505,378.99   6.1623541427     5.9843541427        359          240           1     5.0000000000     2.0000000000
     2 C         52,254,830.99   6.6284313607     6.4254313607        359          240           1     5.0000000000     2.0000000000
     2 C          5,238,122.54   6.1869793891     5.9339793891        360          240           0     5.0000000000     2.0000000000
     2 C          6,367,600.00   6.1602487593     5.9822487593        360          240           0     5.0000000000     2.0000000000
     2 C          6,704,500.00   6.6900123052     6.4870123052        360          240           0     5.0000000000     2.0000000000
     2 C            895,900.00   6.5697901552     6.3917901552        356          276           4     5.0000000000     2.0000000000
     2 C          1,048,079.32   6.5120846483     6.3340846483        357          276           3     5.0000000000     2.0000000000
     2 C          3,885,061.74   6.5610053535     6.3830053535        358          276           2     5.0000000000     2.0000000000
     2 C          4,733,095.00   6.4058760705     6.2028760705        358          276           2     5.0000000000     2.0000000000
     2 C         17,524,907.00   6.3191716010     6.0661716010        359          276           1     5.0000000000     2.0000000000
     2 C          2,107,150.00   6.0992246636     5.9212246636        359          276           1     5.0000000000     2.0000000000
     2 C          8,680,844.83   6.4587942370     6.2557942370        359          276           1     5.0000000000     2.0000000000
     2 C          7,395,450.00   6.3076883422     6.0546883422        360          276           0     5.0000000000     2.0000000000
     2 C            689,500.00   6.3750000000     6.1720000000        360          276           0     5.0000000000     2.0000000000
     2 C            514,000.00   6.3750000000     6.1720000000        360          240           0     5.0000000000     2.0000000000
     2 C            783,859.00   6.7500000000     6.5720000000        356          240           4     5.0000000000     2.0000000000
     2 C          1,827,307.60   6.1835352734     6.0055352734        358          240           2     5.0000000000     2.0000000000
     2 C          2,543,056.32   6.1368432139     5.9338432139        358          240           2     5.0000000000     2.0000000000
     2 C         13,136,063.00   6.1331928086     5.9551928086        359          240           1     5.0000000000     2.0000000000
     2 C         14,919,158.78   6.3824294754     6.1794294754        359          240           1     5.0000000000     2.0000000000
     2 C          2,326,920.00   6.0252071408     5.8472071408        360          240           0     5.0000000000     2.0000000000
     2 C          2,448,000.00   6.5962009804     6.3932009804        360          240           0     5.0000000000     2.0000000000
     2 C            748,199.30   7.0000000000     6.7970000000        357          240           3     5.0000000000     2.0000000000
     2 C          1,837,549.83   6.1759884016     5.9979884016        358          240           2     5.0000000000     2.0000000000
     2 C          1,291,250.00   6.4192884802     6.2162884802        358          240           2     5.0000000000     2.0000000000
     2 C          1,350,370.00   6.3796626110     6.2016626110        359          240           1     5.0000000000     2.0000000000
     2 C          3,688,800.00   6.5185155064     6.3155155064        359          240           1     5.0000000000     2.0000000000
     2 C            705,500.00   6.0000000000     5.7970000000        360          240           0     5.0000000000     2.0000000000
     2 C          1,328,500.00   5.7770041400     5.5990041400        359          240           1     5.0000000000     2.0000000000
     2 C          4,620,000.00   6.4502164502     6.2472164502        359          240           1     5.0000000000     2.0000000000
     2 C          1,000,200.00   6.0567886423     5.8787886423        360          240           0     5.0000000000     2.0000000000
     2 C          1,706,518.84   6.7154611292     6.5124611292        359          360           1     5.0000000000     2.0000000000
     2 C            894,175.52   7.2500000000     6.9970000000        356          360           4     5.0000000000     2.0000000000
     2 C            542,605.36   7.0000000000     6.7970000000        357          360           3     5.0000000000     2.0000000000
     2 C            749,636.22   6.1250000000     5.8720000000        358          360           2     5.0000000000     2.0000000000
     2 C            479,337.17   7.8750000000     7.6720000000        358          360           2     5.0000000000     2.0000000000
     2 C          2,621,529.39   6.3003280101     6.0473280101        359          360           1     5.0000000000     2.0000000000
     2 C          5,195,696.73   6.0610351482     5.8830351482        359          360           1     5.0000000000     2.0000000000
     2 C          3,447,220.03   7.0041435268     6.8011435268        359          360           1     5.0000000000     2.0000000000
     2 C          4,737,296.00   6.2773137355     6.0243137355        360          360           0     5.0000000000     2.0000000000
     2 C            572,000.00   6.8750000000     6.6720000000        360          360           0     5.0000000000     2.0000000000
     2 C          1,108,000.00   6.7500000000     6.4970000000        356          240           4     5.0000000000     1.0000000000
     2 C         27,005,838.37   6.7278218222     6.4700498541        357          240           3     5.0000000000     1.0000000000
     2 C         22,895,494.18   6.6956923193     6.4426923193        358          240           2     5.0000000000     1.0000000000
     2 C            536,000.00   6.3750000000     6.1720000000        358          240           2     6.0000000000     2.0000000000
     2 C          2,849,814.33   6.7619960894     6.4528616385        357          360           3     5.0000000000     1.0000000000
     2 C          1,501,135.04   6.5510216281     6.2980216281        358          360           2     5.0000000000     1.0000000000
     2 C            425,119.58   6.3750000000     6.1220000000        471          480           9     5.0000000000     2.0000000000
     2 C            996,106.81   6.8750000000     6.6220000000        479          480           1     5.0000000000     2.0000000000
     2 C            438,314.51   6.6250000000     6.4220000000        479          480           1     5.0000000000     2.0000000000
     2 C          1,468,800.00   6.5000000000     6.2470000000        480          480           0     5.0000000000     2.0000000000
     2 D            328,000.00   5.5000000000     5.2470000000        344          240          16     5.0000000000     2.0000000000
     2 D            113,520.00   6.7500000000     6.4970000000        354          240           6     5.0000000000     2.0000000000
     2 D          1,575,000.00   6.8750000000     6.6220000000        356          240           4     5.0000000000     2.0000000000
     2 D          2,336,068.28   6.8103937292     6.5573937292        357          240           3     5.0000000000     2.0000000000
     2 D          2,971,549.71   6.7942498495     6.5412498495        358          240           2     5.0000000000     2.0000000000
     2 D          6,075,999.00   6.5285157017     6.2755157017        359          240           1     5.0000000000     2.0000000000
     2 D            278,369.14   6.6250000000     5.7820000000        346          360          14     5.0000000000     2.0000000000
     2 D            892,845.00   5.3750000000     5.1220000000        353          360           7     5.0000000000     2.0000000000
     2 D            492,468.83   6.8750000000     6.6220000000        354          360           6     5.0000000000     2.0000000000
     2 D            174,984.86   6.7500000000     6.4970000000        355          360           5     5.0000000000     2.0000000000
     2 D            498,177.23   6.5000000000     6.2470000000        356          360           4     5.0000000000     2.0000000000
     2 D          1,116,046.77   7.0025295255     6.7495295255        357          360           3     5.0000000000     2.0000000000
     2 D          1,685,031.28   6.7305363962     6.4775363962        358          360           2     5.0000000000     2.0000000000
     2 D          1,554,920.54   5.9446573939     5.6916573939        359          360           1     5.0000000000     2.0000000000
     2 D            397,000.00   7.5000000000     7.2470000000        347          240          13     5.0000000000     2.0000000000
     2 D            117,000.00   6.2500000000     5.5270000000        349          240          11     5.0000000000     2.0000000000
     2 D            571,010.09   6.5000000000     5.5869905500        352          240           8     5.0000000000     2.0000000000
     2 D         13,320,571.25   6.3363704513     6.0833704513        359          240           1     5.0000000000     2.0000000000
     2 D          3,698,000.00   6.3879799892     6.1349799892        360          240           0     5.0000000000     2.0000000000
     2 D            474,184.86   6.0864641693     5.8334641693        344          240          16     5.0000000000     2.0000000000
     2 D            451,689.37   6.8421351907     6.5891351907        346          240          14     5.0000000000     2.0000000000
     2 D            387,900.00   6.1250000000     5.8720000000        347          240          13     5.0000000000     2.0000000000
     2 D          1,486,338.47   7.1704782441     6.9174782441        348          240          12     5.0000000000     2.0000000000
     2 D          3,443,055.86   6.8841163642     6.6311163642        349          240          11     5.0000000000     2.0000000000
     2 D          1,377,332.75   7.0425614743     6.7895614743        350          240          10     5.0000000000     2.0000000000
     2 D            272,020.10   6.0109458364     5.7579458364        344          240          16     5.0000000000     2.0000000000
     2 D          1,071,942.27   6.9711320660     6.7181320660        348          240          12     5.0000000000     2.0000000000
     2 D          1,064,669.49   6.9415993162     6.6885993162        349          240          11     5.0000000000     2.0000000000
     2 D            256,000.00   6.6250000000     6.3720000000        350          240          10     5.0000000000     2.0000000000
     2 D            185,600.00   6.3750000000     6.1220000000        342          240          18     5.0000000000     2.0000000000
     2 D            143,010.20   6.2500000000     5.9970000000        343          240          17     5.0000000000     2.0000000000
     2 D            104,000.00   6.0000000000     5.7470000000        344          240          16     5.0000000000     2.0000000000
     2 D             94,785.33   6.0000000000     5.7470000000        345          240          15     5.0000000000     2.0000000000
     2 D            572,500.00   7.1233624454     6.8703624454        346          240          14     5.0000000000     2.0000000000
     2 D            528,512.16   6.5860459199     6.3330459199        347          240          13     5.0000000000     2.0000000000
     2 D          1,181,365.87   6.8795911994     6.6265911994        348          240          12     5.0000000000     2.0000000000
     2 D          1,776,673.22   6.9031164845     6.6501164845        349          240          11     5.0000000000     2.0000000000
     2 D            252,380.00   7.0916871384     6.8386871384        350          240          10     5.0000000000     2.0000000000
     2 D            159,444.30   6.7500000000     6.4970000000        356          360           4     5.0000000000     2.0000000000



                                                                     Original    Cut-Off     Payment
                     Gross             Rate              Rate        Interest     Months      Reset                     Prepayment
Group  Subgroup      Margin           Ceiling            Floor       Only Term    to Roll    Frequency       Index     Penalty Term
-----------------------------------------------------------------------------------------------------------------------------------
     2 C         2.7500000000     11.3057519280      2.7500000000      120         81           12         1 YR CMT         0
     2 C         2.7500000000     11.3138662828      2.7500000000      120         82           12         1 YR CMT         0
     2 C         2.7500000000     11.6113013699      2.7500000000      120         83           12         1 YR CMT         0
     2 C         2.7500000000     11.8750000000      2.7500000000       84         79           12         1 YR CMT         0
     2 C         2.7500000000     11.9869837335      2.7500000000       84         80           12         1 YR CMT         0
     2 C         2.7500000000     10.5000000000      2.7500000000       84         81           12         1 YR CMT         0
     2 C         2.7500000000     11.5935693087      2.7500000000       84         82           12         1 YR CMT         0
     2 C         2.5727622750     11.3920004572      2.5727622750       84         83           12         1 YR CMT         0
     2 C         2.7500000000      9.3750000000      2.7500000000       0          42           12         1 YR CMT         0
     2 C         2.7500000000     11.5000000000      2.7500000000       0          80           12         1 YR CMT         0
     2 C         2.7500000000     10.7500000000      2.7500000000       0          81           12         1 YR CMT         0
     2 C         2.7500000000     11.7500000000      2.7500000000       0          82           12         1 YR CMT         0
     2 C         2.7500000000     11.6250000000      2.7500000000       0          82           12         1 YR CMT         0
     2 C         2.7500000000     10.9001877863      2.7500000000       0          83           12         1 YR CMT         0
     2 C         2.7500000000     11.8750000000      2.7500000000       0          83           12         1 YR CMT         0
     2 C         2.7500000000     12.0864415184      2.7500000000      120         81           12        1 YR LIBOR        0
     2 C         2.2500000000     11.8750000000      2.2500000000      120         81           12        1 YR LIBOR        0
     2 C         2.2500000000     11.3243899269      2.2500000000      120         82           12        1 YR LIBOR        0
     2 C         2.2500000000     11.4616590324      2.2500000000      120         82           12        1 YR LIBOR        0
     2 C         2.2500000000     10.5354543334      2.2500000000      120         83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.1623541427      2.2500000000      120         83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.6284313607      2.2500000000      120         83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.1869793891      2.2500000000      120         84           12        1 YR LIBOR        0
     2 C         2.2500000000     11.1602487593      2.2500000000      120         84           12        1 YR LIBOR        0
     2 C         2.2500000000     11.6900123052      2.2500000000      120         84           12        1 YR LIBOR        0
     2 C         2.2500000000     11.5697901552      2.2500000000       84         80           12        1 YR LIBOR        0
     2 C         2.2500000000     11.5120846483      2.2500000000       84         81           12        1 YR LIBOR        0
     2 C         2.2500000000     11.5610053535      2.2500000000       84         82           12        1 YR LIBOR        0
     2 C         2.2500000000     11.4058760705      2.2500000000       84         82           12        1 YR LIBOR        0
     2 C         2.2500000000     11.3191716010      2.2500000000       84         83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.0992246636      2.2500000000       84         83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.4587942370      2.2500000000       84         83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.3076883422      2.2500000000       84         84           12        1 YR LIBOR        0
     2 C         2.2500000000     11.3750000000      2.2500000000       84         84           12        1 YR LIBOR        0
     2 C         2.2500000000     11.3750000000      2.2500000000      120         84           12        1 YR LIBOR       12
     2 C         2.2500000000     11.7500000000      2.2500000000      120         80           12        1 YR LIBOR       12
     2 C         2.2500000000     11.1835352734      2.2500000000      120         82           12        1 YR LIBOR       12
     2 C         2.2500000000     11.1368432139      2.2500000000      120         82           12        1 YR LIBOR       12
     2 C         2.2500000000     11.1331928086      2.2500000000      120         83           12        1 YR LIBOR       12
     2 C         2.2500000000     11.3824294754      2.2500000000      120         83           12        1 YR LIBOR       12
     2 C         2.2500000000     11.0252071408      2.2500000000      120         84           12        1 YR LIBOR       12
     2 C         2.2500000000     11.5962009804      2.2500000000      120         84           12        1 YR LIBOR       12
     2 C         2.2500000000     12.0000000000      2.2500000000      120         81           12        1 YR LIBOR       15
     2 C         2.2500000000     11.1759884016      2.2500000000      120         82           12        1 YR LIBOR       36
     2 C         2.2500000000     11.4192884802      2.2500000000      120         82           12        1 YR LIBOR       36
     2 C         2.2500000000     11.3796626110      2.2500000000      120         83           12        1 YR LIBOR       36
     2 C         2.2500000000     11.5185155064      2.2500000000      120         83           12        1 YR LIBOR       36
     2 C         2.2500000000     11.0000000000      2.2500000000      120         84           12        1 YR LIBOR       36
     2 C         2.2500000000     10.7770041400      2.2500000000      120         83           12        1 YR LIBOR       60
     2 C         2.2500000000     11.4502164502      2.2500000000      120         83           12        1 YR LIBOR       60
     2 C         2.2500000000     11.0567886423      2.2500000000      120         84           12        1 YR LIBOR       60
     2 C         2.2500000000     11.7154611292      2.2500000000       0          83           12        1 YR LIBOR       12
     2 C         2.7500000000     12.2500000000      2.7500000000       0          80           12        1 YR LIBOR        0
     2 C         2.2500000000     12.0000000000      2.2500000000       0          81           12        1 YR LIBOR        0
     2 C         2.2500000000     11.1250000000      2.2500000000       0          82           12        1 YR LIBOR        0
     2 C         2.2500000000     12.8750000000      2.2500000000       0          82           12        1 YR LIBOR        0
     2 C         2.2500000000     11.3003280101      2.2500000000       0          83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.0610351482      2.2500000000       0          83           12        1 YR LIBOR        0
     2 C         2.2500000000     12.0041435268      2.2500000000       0          83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.2773137355      2.2500000000       0          84           12        1 YR LIBOR        0
     2 C         2.2500000000     11.8750000000      2.2500000000       0          84           12        1 YR LIBOR        0
     2 C         2.7500000000     11.7500000000      2.7500000000      120         80           6         6 MO LIBOR        0
     2 C         2.7500000000     11.7278218222      2.7500000000      120         81           6         6 MO LIBOR        0
     2 C         2.7500000000     11.6956923193      2.7500000000      120         82           6         6 MO LIBOR        0
     2 C         2.2500000000     12.3750000000      2.2500000000      120         82           6         6 MO LIBOR        0
     2 C         2.7500000000     11.7619960894      2.7500000000       0          81           6         6 MO LIBOR        0
     2 C         2.7500000000     11.5510216281      2.7500000000       0          82           6         6 MO LIBOR        0
     2 C         2.2500000000     11.3750000000      2.2500000000       0          75           12        1 YR LIBOR        0
     2 C         2.2500000000     11.8750000000      2.2500000000       0          83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.6250000000      2.2500000000       0          83           12        1 YR LIBOR        0
     2 C         2.2500000000     11.5000000000      2.2500000000       0          84           12        1 YR LIBOR        0
     2 D         2.7500000000     10.5000000000      2.7500000000      120        104           12         1 YR CMT         0
     2 D         2.7500000000     11.7500000000      2.7500000000      120        114           12         1 YR CMT         0
     2 D         2.7500000000     11.8750000000      2.7500000000      120        116           12         1 YR CMT         0
     2 D         2.6607474718     11.8103937292      2.6607474718      120        117           12         1 YR CMT         0
     2 D         2.7500000000     11.7942498495      2.7500000000      120        118           12         1 YR CMT         0
     2 D         2.6931945265     11.5285157017      2.6931945265      120        119           12         1 YR CMT         0
     2 D         3.6250000000     11.6250000000      3.6250000000       0         106           12         1 YR CMT         0
     2 D         2.7500000000     10.3750000000      2.7500000000       0         113           12         1 YR CMT         0
     2 D         2.7500000000     11.8750000000      2.7500000000       0         114           12         1 YR CMT         0
     2 D         2.7500000000     11.7500000000      2.7500000000       0         115           12         1 YR CMT         0
     2 D         2.2500000000     11.5000000000      2.2500000000       0         116           12         1 YR CMT         0
     2 D         2.7500000000     12.0025295255      2.7500000000       0         117           12         1 YR CMT         0
     2 D         2.7500000000     11.7305363962      2.7500000000       0         118           12         1 YR CMT         0
     2 D         2.7500000000     10.9446573939      2.7500000000       0         119           12         1 YR CMT         0
     2 D         2.2500000000     12.5000000000      2.2500000000      120        107           12        1 YR LIBOR        0
     2 D         2.8750000000     11.2500000000      2.8750000000      120        109           12        1 YR LIBOR        0
     2 D         2.2500000000     11.5000000000      2.2500000000      120        112           12        1 YR LIBOR        0
     2 D         2.2500000000     11.3363704513      2.2500000000      120        119           12        1 YR LIBOR        0
     2 D         2.2500000000     11.3879799892      2.2500000000      120        120           12        1 YR LIBOR        0
     2 D         2.2500000000     11.0864641693      2.2500000000      120        104           12        1 YR LIBOR       12
     2 D         2.2500000000     11.8421351907      2.2500000000      120        106           12        1 YR LIBOR       12
     2 D         2.2500000000     11.1250000000      2.2500000000      120        107           12        1 YR LIBOR       12
     2 D         2.2500000000     12.1704782441      2.2500000000      120        108           12        1 YR LIBOR       12
     2 D         2.2500000000     11.8841163642      2.2500000000      120        109           12        1 YR LIBOR       12
     2 D         2.2500000000     12.0425614743      2.2500000000      120        110           12        1 YR LIBOR       12
     2 D         2.2500000000     11.0109458364      2.2500000000      120        104           12        1 YR LIBOR       36
     2 D         2.2500000000     11.9711320660      2.2500000000      120        108           12        1 YR LIBOR       36
     2 D         2.2500000000     11.9415993162      2.2500000000      120        109           12        1 YR LIBOR       36
     2 D         2.2500000000     11.6250000000      2.2500000000      120        110           12        1 YR LIBOR       36
     2 D         2.2500000000     11.3750000000      2.2500000000      120        102           12        1 YR LIBOR       60
     2 D         2.2500000000     11.2500000000      2.2500000000      120        103           12        1 YR LIBOR       60
     2 D         2.2500000000     11.0000000000      2.2500000000      120        104           12        1 YR LIBOR       60
     2 D         2.2500000000     11.0000000000      2.2500000000      120        105           12        1 YR LIBOR       60
     2 D         2.2500000000     12.1233624454      2.2500000000      120        106           12        1 YR LIBOR       60
     2 D         2.2500000000     11.5860459199      2.2500000000      120        107           12        1 YR LIBOR       60
     2 D         2.2500000000     11.8795911994      2.2500000000      120        108           12        1 YR LIBOR       60
     2 D         2.2500000000     11.9031164845      2.2500000000      120        109           12        1 YR LIBOR       60
     2 D         2.2500000000     12.0916871384      2.2500000000      120        110           12        1 YR LIBOR       60
     2 D         2.2500000000     11.7500000000      2.2500000000       0         116           12        1 YR LIBOR        0

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


                    Assumptions Relating to Decrement Tables

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

(a)  each  Loan  Group  consists  of  the  hypothetical   mortgage  loans  whose
characteristics are presented in the replines on the previous pages;

(b)  the  initial  class  balances  and  pass-through   rates  for  the  Offered
Certificates are as set forth or described in the tables beginning on page 3 of the Term Sheet distributed on January 24, 2007;

(c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on February 1, 2007;

(e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in January 2007;

(f)  the Mortgage Loans prepay at the indicated percentages of PPC;

(g)  optional repurchase of all of the Mortgage Loans does not occur;

(h) no Mortgage Loans are required to be repurchased from the Issuing Entity and no Mortgage Loans are substituted for the Mortgage Loans included in the Issuing Entity on the Closing Date;

(i)  the Certificates are issued on the Closing Date;

(j) cash payments on the Certificates are received on the 20th day of each month beginning in February 2007 in accordance with the priorities and amounts described in the Term Sheet;

(k)  Six-Month LIBOR remains constant at 5.394% per annum;

(l)  One-Year LIBOR remains constant at 5.407% per annum;

(m)  One-Year CMT remains constant at 5.071% per annum; and

(n)  One-Month LIBOR remains constant at 5.320%.

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                           Class 1-A-1
                           -----------------------------------------------------
Distribution Date                  0%        50%       100%      150%      200%
-----------------                  --        ---       ----      ----      ----
Initial Percentage                 100       100        100       100      100
January 20, 2008                   100       92         84        76        68
January 20, 2009                   99        81         64        49        36
January 20, 2010                   99        69         46        28        15
January 20, 2011                   99        58         33        17        8
January 20, 2012                   99        48         22         9        3
January 20, 2013                   98        39         15         4        1
January 20, 2014                   98        32          9         2        0
January 20, 2015                   97        26          6         *        0
January 20, 2016                   96        21          3         0        0
January 20, 2017                   95        16          1         0        0
January 20, 2018                   92        12          *         0        0
January 20, 2019                   90         9          0         0        0
January 20, 2020                   87         7          0         0        0
January 20, 2021                   85         5          0         0        0
January 20, 2022                   81         4          0         0        0
January 20, 2023                   78         3          0         0        0
January 20, 2024                   74         2          0         0        0
January 20, 2025                   71         1          0         0        0
January 20, 2026                   66         1          0         0        0
January 20, 2027                   62         *          0         0        0
January 20, 2028                   57         *          0         0        0
January 20, 2029                   51         0          0         0        0
January 20, 2030                   46         0          0         0        0
January 20, 2031                   40         0          0         0        0
January 20, 2032                   34         0          0         0        0
January 20, 2033                   28         0          0         0        0
January 20, 2034                   21         0          0         0        0
January 20, 2035                   14         0          0         0        0
January 20, 2036                    6         0          0         0        0
January 20, 2037                    2         0          0         0        0
January 20, 2038                    1         0          0         0        0
January 20, 2039                    1         0          0         0        0
January 20, 2040                    1         0          0         0        0
January 20, 2041                    1         0          0         0        0
January 20, 2042                    1         0          0         0        0
January 20, 2043                    *         0          0         0        0
January 20, 2044                    0         0          0         0        0

Weighted Average Life to
Maturity (in years)(1)            21.22     5.75       3.34       2.36     1.80
---------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                          at the Respective Percentages of PPC Set Forth Below:
                                   Class 2-A-1 and 2-A-2
                          ------------------------------------------------------
Distribution Date                  0%        50%      100%       150%      200%
-----------------                  --        ---      ----       ----      ----
Initial Percentage                 100       100       100        100      100
January 20, 2008                   100       93        87         80        74
January 20, 2009                   100       84        69         55        43
January 20, 2010                   100       72        50         33        20
January 20, 2011                   99        62        37         21        11
January 20, 2012                   99        51        25         11        5
January 20, 2013                   99        42        17          6        2
January 20, 2014                   98        33        10          2        *
January 20, 2015                   98        25         5          1        0
January 20, 2016                   97        20         3          *        0
January 20, 2017                   96        15         2          0        0
January 20, 2018                   94        12         1          0        0
January 20, 2019                   91         9         *          0        0
January 20, 2020                   89         7         0          0        0
January 20, 2021                   86         5         0          0        0
January 20, 2022                   83         4         0          0        0
January 20, 2023                   79         3         0          0        0
January 20, 2024                   76         2         0          0        0
January 20, 2025                   72         1         0          0        0
January 20, 2026                   68         1         0          0        0
January 20, 2027                   63         1         0          0        0
January 20, 2028                   59         *         0          0        0
January 20, 2029                   53         *         0          0        0
January 20, 2030                   48         0         0          0        0
January 20, 2031                   42         0         0          0        0
January 20, 2032                   36         0         0          0        0
January 20, 2033                   30         0         0          0        0
January 20, 2034                   23         0         0          0        0
January 20, 2035                   16         0         0          0        0
January 20, 2036                    8         0         0          0        0
January 20, 2037                    *         0         0          0        0
January 20, 2038                    *         0         0          0        0
January 20, 2039                    *         0         0          0        0
January 20, 2040                    *         0         0          0        0
January 20, 2041                    *         0         0          0        0
January 20, 2042                    *         0         0          0        0
January 20, 2043                    *         0         0          0        0
January 20, 2044                    0         0         0          0        0

Weighted Average Life to
Maturity (in years)(1)            21.55     5.92      3.56       2.60      2.05
--------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.


*Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                               Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                              Class 2-A-3
                           -----------------------------------------------------
Distribution Date                 0%        50%       100%      150%      200%
-----------------                 --        ---       ----      ----      ----
Initial Percentage                100       100       100        100      100
January 20, 2008                  100        85        71        56        41
January 20, 2009                  99         63        30         *        0
January 20, 2010                  99         39        0          0        0
January 20, 2011                  99         15        0          0        0
January 20, 2012                  98         0         0          0        0
January 20, 2013                  97         0         0          0        0
January 20, 2014                  96         0         0          0        0
January 20, 2015                  95         0         0          0        0
January 20, 2016                  93         0         0          0        0
January 20, 2017                  91         0         0          0        0
January 20, 2018                  86         0         0          0        0
January 20, 2019                  80         0         0          0        0
January 20, 2020                  74         0         0          0        0
January 20, 2021                  68         0         0          0        0
January 20, 2022                  61         0         0          0        0
January 20, 2023                  54         0         0          0        0
January 20, 2024                  46         0         0          0        0
January 20, 2025                  38         0         0          0        0
January 20, 2026                  29         0         0          0        0
January 20, 2027                  19         0         0          0        0
January 20, 2028                   8         0         0          0        0
January 20, 2029                   0         0         0          0        0
January 20, 2030                   0         0         0          0        0
January 20, 2031                   0         0         0          0        0
January 20, 2032                   0         0         0          0        0
January 20, 2033                   0         0         0          0        0
January 20, 2034                   0         0         0          0        0
January 20, 2035                   0         0         0          0        0
January 20, 2036                   0         0         0          0        0
January 20, 2037                   0         0         0          0        0

Weighted Average Life to
Maturity (in years)(1)           15.81     2.52      1.50       1.09      0.86
--------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                               Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                                   Class 2-A-4
                           -----------------------------------------------------
Distribution Date                 0%        50%       100%      150%      200%
-----------------                 --        ---       ----      ----      ----
Initial Percentage               100        100       100       100       100
January 20, 2008                 100        100       100       100       100
January 20, 2009                 100        100       100       100        68
January 20, 2010                 100        100        88        42        6
January 20, 2011                 100        100        51        10        0
January 20, 2012                 100        89         21        0         0
January 20, 2013                 100        64         0         0         0
January 20, 2014                 100        41         0         0         0
January 20, 2015                 100        22         0         0         0
January 20, 2016                 100         7         0         0         0
January 20, 2017                 100         0         0         0         0
January 20, 2018                 100         0         0         0         0
January 20, 2019                 100         0         0         0         0
January 20, 2020                 100         0         0         0         0
January 20, 2021                 100         0         0         0         0
January 20, 2022                 100         0         0         0         0
January 20, 2023                 100         0         0         0         0
January 20, 2024                 100         0         0         0         0
January 20, 2025                 100         0         0         0         0
January 20, 2026                 100         0         0         0         0
January 20, 2027                 100         0         0         0         0
January 20, 2028                 100         0         0         0         0
January 20, 2029                  96         0         0         0         0
January 20, 2030                  81         0         0         0         0
January 20, 2031                  66         0         0         0         0
January 20, 2032                  51         0         0         0         0
January 20, 2033                  34         0         0         0         0
January 20, 2034                  16         0         0         0         0
January 20, 2035                  0          0         0         0         0
January 20, 2036                  0          0         0         0         0
January 20, 2037                  0          0         0         0         0

Weighted Average Life to
Maturity (in years)(1)          24.96      6.76      4.13      2.99      2.32
------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                               Class 2-A-5
                           -----------------------------------------------------
Distribution Date                  0%        50%      100%      150%     200%
-----------------                  --        ---      ----      ----     ----
Initial Percentage                100        100      100       100      100
January 20, 2008                  100        100      100       100      100
January 20, 2009                  100        100      100       100      100
January 20, 2010                  100        100      100       100      100
January 20, 2011                  100        100      100       100       63
January 20, 2012                  100        100      100        65       27
January 20, 2013                  100        100       97        34       10
January 20, 2014                  100        100       56        13       1
January 20, 2015                  100        100       32        4        0
January 20, 2016                  100        100       18        *        0
January 20, 2017                  100        89        9         0        0
January 20, 2018                  100        67        4         0        0
January 20, 2019                  100        51        1         0        0
January 20, 2020                  100        39        0         0        0
January 20, 2021                  100        29        0         0        0
January 20, 2022                  100        22        0         0        0
January 20, 2023                  100        16        0         0        0
January 20, 2024                  100        11        0         0        0
January 20, 2025                  100         8        0         0        0
January 20, 2026                  100         5        0         0        0
January 20, 2027                  100         3        0         0        0
January 20, 2028                  100         2        0         0        0
January 20, 2029                  100         1        0         0        0
January 20, 2030                  100         0        0         0        0
January 20, 2031                  100         0        0         0        0
January 20, 2032                  100         0        0         0        0
January 20, 2033                  100         0        0         0        0
January 20, 2034                  100         0        0         0        0
January 20, 2035                   93         0        0         0        0
January 20, 2036                   46         0        0         0        0
January 20, 2037                   3          0        0         0        0
January 20, 2038                   2          0        0         0        0
January 20, 2039                   2          0        0         0        0
January 20, 2040                   1          0        0         0        0
January 20, 2041                   1          0        0         0        0
January 20, 2042                   1          0        0         0        0
January 20, 2043                   *          0        0         0        0
January 20, 2044                   0          0        0         0        0

Weighted Average Life to
Maturity (in years)(1)           29.02      12.96    7.69      5.70      4.57
------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                            Class M-1
                           -----------------------------------------------------
Distribution Date                  0%        50%       100%      150%     200%
-----------------                  --        ---       ----      ----     ----
Initial Percentage                100        100       100       100       100
January 20, 2008                  100        100       100       100       100
January 20, 2009                  100        100       100       100       100
January 20, 2010                  100        100       100       100       100
January 20, 2011                  100        100        77        43       22
January 20, 2012                  100        100        52        23        9
January 20, 2013                  100        88         35        12        0
January 20, 2014                  100        69         20        0         0
January 20, 2015                  100        54         12        0         0
January 20, 2016                  100        42         1         0         0
January 20, 2017                  100        32         0         0         0
January 20, 2018                  100        25         0         0         0
January 20, 2019                  100        19         0         0         0
January 20, 2020                  100        14         0         0         0
January 20, 2021                  100        11         0         0         0
January 20, 2022                  100         5         0         0         0
January 20, 2023                  100         0         0         0         0
January 20, 2024                  100         0         0         0         0
January 20, 2025                  100         0         0         0         0
January 20, 2026                  100         0         0         0         0
January 20, 2027                  100         0         0         0         0
January 20, 2028                  100         0         0         0         0
January 20, 2029                  100         0         0         0         0
January 20, 2030                  100         0         0         0         0
January 20, 2031                   89         0         0         0         0
January 20, 2032                   77         0         0         0         0
January 20, 2033                   63         0         0         0         0
January 20, 2034                   49         0         0         0         0
January 20, 2035                   33         0         0         0         0
January 20, 2036                   16         0         0         0         0
January 20, 2037                   0          0         0         0         0

Weighted Average Life to
Maturity (in years)(1)           26.77      9.11       5.50      4.16     3.62
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                               Class M-2
                           -----------------------------------------------------
Distribution Date                 0%        50%       100%      150%      200%
-----------------                 --        ---       ----      ----      ----
Initial Percentage                100       100       100       100        100
January 20, 2008                  100       100       100       100        100
January 20, 2009                  100       100       100       100        100
January 20, 2010                  100       100       100       100        100
January 20, 2011                  100       100        77        43        22
January 20, 2012                  100       100        52        23         4
January 20, 2013                  100        88        35        12         0
January 20, 2014                  100        69        20        0          0
January 20, 2015                  100        54        12        0          0
January 20, 2016                  100        42        0         0          0
January 20, 2017                  100        32        0         0          0
January 20, 2018                  100        25        0         0          0
January 20, 2019                  100        19        0         0          0
January 20, 2020                  100        14        0         0          0
January 20, 2021                  100        11        0         0          0
January 20, 2022                  100        0         0         0          0
January 20, 2023                  100        0         0         0          0
January 20, 2024                  100        0         0         0          0
January 20, 2025                  100        0         0         0          0
January 20, 2026                  100        0         0         0          0
January 20, 2027                  100        0         0         0          0
January 20, 2028                  100        0         0         0          0
January 20, 2029                  100        0         0         0          0
January 20, 2030                  100        0         0         0          0
January 20, 2031                  89         0         0         0          0
January 20, 2032                  77         0         0         0          0
January 20, 2033                  63         0         0         0          0
January 20, 2034                  49         0         0         0          0
January 20, 2035                  33         0         0         0          0
January 20, 2036                  16         0         0         0          0
January 20, 2037                   0         0         0         0          0

Weighted Average Life to
Maturity (in years)(1)           26.76      9.04      5.46      4.12      3.56
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                                Class M-3
--------------------------------------------------------------------------------
Distribution Date                   0%       50%       100%      150%     200%
-----------------                   --       ---       ----      ----     ----
Initial Percentage                 100       100       100       100      100
January 20, 2008                   100       100       100       100      100
January 20, 2009                   100       100       100       100      100
January 20, 2010                   100       100       100       100      100
January 20, 2011                   100       100        77        43       22
January 20, 2012                   100       100        52        23       0
January 20, 2013                   100       88         35        10       0
January 20, 2014                   100       69         20        0        0
January 20, 2015                   100       54         9         0        0
January 20, 2016                   100       42         0         0        0
January 20, 2017                   100       32         0         0        0
January 20, 2018                   100       25         0         0        0
January 20, 2019                   100       19         0         0        0
January 20, 2020                   100       14         0         0        0
January 20, 2021                   100        *         0         0        0
January 20, 2022                   100        0         0         0        0
January 20, 2023                   100        0         0         0        0
January 20, 2024                   100        0         0         0        0
January 20, 2025                   100        0         0         0        0
January 20, 2026                   100        0         0         0        0
January 20, 2027                   100        0         0         0        0
January 20, 2028                   100        0         0         0        0
January 20, 2029                   100        0         0         0        0
January 20, 2030                   100        0         0         0        0
January 20, 2031                    89        0         0         0        0
January 20, 2032                    77        0         0         0        0
January 20, 2033                    63        0         0         0        0
January 20, 2034                    49        0         0         0        0
January 20, 2035                    33        0         0         0        0
January 20, 2036                    16        0         0         0        0
January 20, 2037                    0         0         0         0        0

Weighted Average Life to
Maturity (in years)(1)            26.75     8.98       5.43      4.09     3.54
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                                Class M-4
                           -----------------------------------------------------
Distribution Date                   0%       50%      100%      150%     200%
-----------------                   --       ---      ----      ----     ----
Initial Percentage                 100       100      100       100       100
January 20, 2008                   100       100      100       100       100
January 20, 2009                   100       100      100       100       100
January 20, 2010                   100       100      100       100       100
January 20, 2011                   100       100       77        43       22
January 20, 2012                   100       100       52        23        0
January 20, 2013                   100       88        35        0         0
January 20, 2014                   100       69        20        0         0
January 20, 2015                   100       54        0         0         0
January 20, 2016                   100       42        0         0         0
January 20, 2017                   100       32        0         0         0
January 20, 2018                   100       25        0         0         0
January 20, 2019                   100       19        0         0         0
January 20, 2020                   100       10        0         0         0
January 20, 2021                   100        0        0         0         0
January 20, 2022                   100        0        0         0         0
January 20, 2023                   100        0        0         0         0
January 20, 2024                   100        0        0         0         0
January 20, 2025                   100        0        0         0         0
January 20, 2026                   100        0        0         0         0
January 20, 2027                   100        0        0         0         0
January 20, 2028                   100        0        0         0         0
January 20, 2029                   100        0        0         0         0
January 20, 2030                   100        0        0         0         0
January 20, 2031                    89        0        0         0         0
January 20, 2032                    77        0        0         0         0
January 20, 2033                    63        0        0         0         0
January 20, 2034                    49        0        0         0         0
January 20, 2035                    33        0        0         0         0
January 20, 2036                    16        0        0         0         0
January 20, 2037                    0         0        0         0         0

Weighted Average Life to
Maturity (in years)(1)            26.73     8.90     5.39       4.06     3.51
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                               Class M-5
                           -----------------------------------------------------
Distribution Date                 0%        50%       100%      150%     200%
-----------------                 --        ---       ----      ----     ----
Initial Percentage                100       100       100       100      100
January 20, 2008                  100       100       100       100      100
January 20, 2009                  100       100       100       100      100
January 20, 2010                  100       100       100       100      100
January 20, 2011                  100       100        77        43       22
January 20, 2012                  100       100        52        23       0
January 20, 2013                  100        88        35        0        0
January 20, 2014                  100        69        20        0        0
January 20, 2015                  100        54        0         0        0
January 20, 2016                  100        42        0         0        0
January 20, 2017                  100        32        0         0        0
January 20, 2018                  100        25        0         0        0
January 20, 2019                  100        17        0         0        0
January 20, 2020                  100        0         0         0        0
January 20, 2021                  100        0         0         0        0
January 20, 2022                  100        0         0         0        0
January 20, 2023                  100        0         0         0        0
January 20, 2024                  100        0         0         0        0
January 20, 2025                  100        0         0         0        0
January 20, 2026                  100        0         0         0        0
January 20, 2027                  100        0         0         0        0
January 20, 2028                  100        0         0         0        0
January 20, 2029                  100        0         0         0        0
January 20, 2030                  100        0         0         0        0
January 20, 2031                  89         0         0         0        0
January 20, 2032                  77         0         0         0        0
January 20, 2033                  63         0         0         0        0
January 20, 2034                  49         0         0         0        0
January 20, 2035                  33         0         0         0        0
January 20, 2036                   6         0         0         0        0
January 20, 2037                   0         0         0         0        0

Weighted Average Life to
Maturity (in years)(1)           26.70      8.79      5.33      4.01     3.43
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                                Class M-6
                           -----------------------------------------------------
Distribution Date             0%        50%        100%       150%        200%
-----------------             --        ---        ----       ----        ----
Initial Percentage            100       100        100        100          100
January 20, 2008              100       100        100        100          100
January 20, 2009              100       100        100        100          100
January 20, 2010              100       100        100        100          100
January 20, 2011              100       100         77         43          12
January 20, 2012              100       100         52         15           0
January 20, 2013              100        88         35         0            0
January 20, 2014              100        69         6          0            0
January 20, 2015              100        54         0          0            0
January 20, 2016              100        42         0          0            0
January 20, 2017              100        32         0          0            0
January 20, 2018              100        21         0          0            0
January 20, 2019              100        0          0          0            0
January 20, 2020              100        0          0          0            0
January 20, 2021              100        0          0          0            0
January 20, 2022              100        0          0          0            0
January 20, 2023              100        0          0          0            0
January 20, 2024              100        0          0          0            0
January 20, 2025              100        0          0          0            0
January 20, 2026              100        0          0          0            0
January 20, 2027              100        0          0          0            0
January 20, 2028              100        0          0          0            0
January 20, 2029              100        0          0          0            0
January 20, 2030              100        0          0          0            0
January 20, 2031              89         0          0          0            0
January 20, 2032              77         0          0          0            0
January 20, 2033              63         0          0          0            0
January 20, 2034              49         0          0          0            0
January 20, 2035              33         0          0          0            0
January 20, 2036               0         0          0          0            0
January 20, 2037               0         0          0          0            0

Weighted Average Life to
Maturity (in years)(1)       26.64      8.60      5.24       3.93         3.37
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                              Class M-7
                           -----------------------------------------------------
Distribution Date                 0%        50%       100%      150%       200%
-----------------                 --        ---       ----      ----       ----
Initial Percentage                100       100       100       100        100
January 20, 2008                  100       100       100       100        100
January 20, 2009                  100       100       100       100        100
January 20, 2010                  100       100       100       100        100
January 20, 2011                  100       100        77        43         0
January 20, 2012                  100       100        52        0          0
January 20, 2013                  100        88        23        0          0
January 20, 2014                  100        69        0         0          0
January 20, 2015                  100        54        0         0          0
January 20, 2016                  100        42        0         0          0
January 20, 2017                  100        18        0         0          0
January 20, 2018                  100        0         0         0          0
January 20, 2019                  100        0         0         0          0
January 20, 2020                  100        0         0         0          0
January 20, 2021                  100        0         0         0          0
January 20, 2022                  100        0         0         0          0
January 20, 2023                  100        0         0         0          0
January 20, 2024                  100        0         0         0          0
January 20, 2025                  100        0         0         0          0
January 20, 2026                  100        0         0         0          0
January 20, 2027                  100        0         0         0          0
January 20, 2028                  100        0         0         0          0
January 20, 2029                  100        0         0         0          0
January 20, 2030                  100        0         0         0          0
January 20, 2031                  89         0         0         0          0
January 20, 2032                  77         0         0         0          0
January 20, 2033                  63         0         0         0          0
January 20, 2034                  49         0         0         0          0
January 20, 2035                  19         0         0         0          0
January 20, 2036                   0         0         0         0          0
January 20, 2037                   0         0         0         0          0

Weighted Average Life to
Maturity (in years)(1)           26.47      8.23      5.04      3.78       3.23
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                           Class M-8
                           -----------------------------------------------------
Distribution Date             0%         50%        100%       150%       200%
-----------------             --         ---        ----       ----       ----
Initial Percentage            100        100        100        100        100
January 20, 2008              100        100        100        100        100
January 20, 2009              100        100        100        100        100
January 20, 2010              100        100        100        100        100
January 20, 2011              100        100         60         3          0
January 20, 2012              100        100         19         0          0
January 20, 2013              100         79         0          0          0
January 20, 2014              100         48         0          0          0
January 20, 2015              100         22         0          0          0
January 20, 2016              100         2          0          0          0
January 20, 2017              100         0          0          0          0
January 20, 2018              100         0          0          0          0
January 20, 2019              100         0          0          0          0
January 20, 2020              100         0          0          0          0
January 20, 2021              100         0          0          0          0
January 20, 2022              100         0          0          0          0
January 20, 2023              100         0          0          0          0
January 20, 2024              100         0          0          0          0
January 20, 2025              100         0          0          0          0
January 20, 2026              100         0          0          0          0
January 20, 2027              100         0          0          0          0
January 20, 2028              100         0          0          0          0
January 20, 2029              100         0          0          0          0
January 20, 2030              100         0          0          0          0
January 20, 2031              81          0          0          0          0
January 20, 2032              60          0          0          0          0
January 20, 2033              37          0          0          0          0
January 20, 2034              13          0          0          0          0
January 20, 2035               0          0          0          0          0
January 20, 2036               0          0          0          0          0
January 20, 2037               0          0          0          0          0

Weighted Average Life to
Maturity (in years)(1)       25.41      7.04       4.29       3.29       3.06
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------